Exhibit 99.1

AEGERION PHARMACEUTICALS, INC. AND QLT INC. COMPLETE MERGER TRANSACTION; QLT TO CHANGE NAME TO NOVELION THERAPEUTICS INC.

— Transaction creates strong, diversified rare-disease focused portfolio

— Novelion Therapeutics completes concurrent financing of approximately $22 million

— Company to host conference call today at 4:30 p.m. ET

Cambridge, MA and Vancouver, B.C., November 29, 2016 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR) (“Aegerion”) and QLT Inc. (NASDAQ: QLTI) (TSX: QLT) (“QLT”) today announced the completion of their merger transaction, as a result of which Aegerion is now an indirect wholly-owned subsidiary of QLT. In conjunction with the closing of the merger, QLT changed its name to Novelion Therapeutics Inc. (“Novelion”). Novelion’s common shares will begin trading on The NASDAQ Global Select Market under the symbol NVLN as of market open on November 30, 2016 and on the Toronto Stock Exchange under the symbol NVLN as of market open on or about December 1, 2016.  In the interim, Novelion’s shares will continue to trade on the NASDAQ Global Select Market under the symbol QLTI and Toronto Stock Exchange under the symbol QLT.

“We are pleased to announce the closing of this transaction,” said Mary Szela, Chief Executive Officer of Novelion. “We expect that our multi-asset portfolio of approved treatments, coupled with our pipeline, global commercial capabilities, strong intellectual property for our therapies, and improved financial position, will allow Novelion to create significant value for shareholders, while also enabling us to invest for growth. We look forward to executing on our mission of meaningfully impacting the lives of patients suffering from rare diseases.”

In conjunction with the closing of the merger, a broad-based investor syndicate, including Deerfield, Armistice Capital, Broadfin Capital, Healthcare Value Capital, JW Asset Management, K2 & Associates Investment Management, Sarissa Capital, Jason Aryeh, and Tiger Legatus Capital Management, invested approximately $22 million in QLT. Novelion has an unrestricted cash balance of over $100 million to support future operations and potential targeted business development initiatives.

The holders of shares of Aegerion common stock outstanding immediately prior to the merger will receive, as merger consideration, 1.0256 Novelion common shares in exchange for each share of Aegerion common stock held.

Novelion will operate mainly under the leadership of Aegerion’s management team prior to the merger, including Mary Szela as Chief Executive Officer, Gregory Perry as Chief Financial and

Administrative Officer, and John Orloff as Executive Vice President, Head of Research and Development. The newly constituted Board of Directors is comprised of ten members - four Aegerion designees, four QLT designees, one designee from Broadfin Capital and one designee from Sarissa Capital Management. Novelion’s principal headquarters are located in Vancouver, British Columbia, with business operations in Cambridge, Massachusetts.

Financial Guidance

•                  Expect full year 2016 global net product sales for JUXTAPID® and MYALEPT® to be between $145 and $150 million.

•                  Expect to provide Novelion’s full year 2017 financial guidance in early January.

Upcoming Milestones

•                  Expect to submit a marketing authorization application for metreleptin as a potential treatment for GL and a subset of partial lipodystrophy patients in the EU in the fourth quarter of 2016.

•                  Following regulatory and pricing approval for JUXTAPID in Japan for the treatment of homozygous familial hypercholesterolemia (HoFH), we expect to launch in January 2017.

Conference Call & Webcast:

Novelion will host a conference call and webcast at 4:30 p.m. ET today. The live call may be accessed by phone by calling (866) 516-3002 (U.S.) or (760) 298-5082 (international). The webcast may be accessed on the Investor Relations section of Novelion’s website, www.novelion.com, to be launched following the close of market today.

About Novelion Therapeutics Inc.

Novelion Therapeutics is a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare diseases. The company seeks to advance its portfolio of rare disease therapies by investing in science and clinical development. Novelion has a diversified commercial portfolio through its indirect subsidiary, Aegerion Pharmaceuticals, Inc., which includes MYALEPT® and JUXTAPID®, and is also developing zuretinol acetate for the treatment of inherited retinal disease caused by underlying mutations in RPE65 or LRAT genes.

CONTACT:

Amanda Murphy, Associate Director, Investor & Public Relations

857-242-5024

Amanda.Murphy@aegerion.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding: financial projections for 2016; the anticipated approval of MYALEPT in the EU and other regulatory activities related to MYALEPT; the planned launch of JUXTAPID in JAPAN; and the anticipated growth of the Novelion business and the creation of significant value for our stockholders. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include: the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Aegerion and QLT operations will be greater than expected; the risk that market acceptance of JUXTAPID and MYALEPT in the U.S. may not continue at the levels we expect, and may be lower outside the U.S., including in Brazil, than we expect; the risk that the conversion of prescriptions for JUXTAPID or MYALEPT into patients on therapy may be lower than we expect or the drop-out rate may be higher than we expect; the risk that the prevalence of the diseases Aegerion’s products treat, or that we are pursuing treatment for, may be lower than we estimate, and that it may be more difficult to identify patients than we expect; the risk that the side effect profile or other results for Aegerion’s products in commercial use and in further clinical studies are inconsistent, in scope and severity, with the side effect profile and other results observed in the pivotal study of each drug; the risk that the negative impact of the launch of PCSK9 inhibitors on JUXTAPID sales will be greater than we currently expect, particularly in the U.S., where the negative impact has been greater than we expected to date, or that other competitive products will negatively impact our results; the risk that private or government payers may refuse to reimburse Aegerion’s or our products, or may impose onerous restrictions that hinder reimbursement or significantly limit or cap the price Aegerion or we charge or the number of reimbursed patients who receive products; the risk that revisions to the JUXTAPID Risk Evaluation and Mitigation Strategies (REMS) Program may negatively impact U.S. sales; the risk that our business may be negatively impacted if there are more Medicaid patients prescribed MYALEPT than we expect; the risk that named patient sales in Brazil and other key countries outside the U.S. may not be at the levels we expect; the risk that regulatory authorities in regions or countries where either of Aegerion’s products is not yet approved may refuse to approve such products or additional indications for such products, such approvals are not made on a timely basis or such approvals impose significant restrictions or require additional development; the risk that exchange rates will negatively impact the amount of net product sales recognized; the risk that the initiation of future clinical trials may be delayed; the risk that we will not be successful in our lifecycle management or business development efforts; the risk that Aegerion’s and our patent portfolios and marketing and data exclusivity may not be as strong as we anticipate; the risk of unexpected manufacturing issues affecting future supply; the risk that Aegerion incurs more costs than we expect in responding to investigations, defending litigation and resolving litigation; the risk that any of the foregoing may cause product sales revenue to be lower than we expect, or that we may incur unanticipated expenses in connection with our activities; the risk that Aegerion may not be able to enter into agreements with third parties respect to lomitapide as part of our strategic reevaluation on acceptable terms, or at all, and the risk that our reputation may be harmed and we may be affected by negative publicity if Aegerion is unable to enter into agreements with third parties with respect to supplying lomitapide in the markets from which Aegerion intends to withdraw; the risk that we may not be able to successfully execute strategic plans, including our cost-reduction program; and the other risks inherent in the commercialization, drug development and regulatory approval process. In addition, Aegerion’s agreement in principle with the U.S. Department of justice (“DOJ”) and the U.S. Securities and Exchange Commission (“SEC”) relating to the investigations by these agencies and the terms of potential final settlements with these agencies include risks associated with the required approvals of final settlement terms by relevant government agencies, such as the proposed settlement with the DOJ being subject to approval of supervisory personnel within the DOJ and relevant federal and state agencies and approval by a U.S. District Court judge of the criminal plea and sentence and the civil settlement agreement, and the proposed settlement with the SEC being subject to review by other groups in the SEC and approval by the Commissioners of the SEC.  The terms of the preliminary agreements in principle may change following further negotiations.  The amount and terms of any final settlement may be substantially higher and less favorable than we anticipate based on the terms of the preliminary agreements in principle.  Final settlement terms could include the imposition of additional penalties, further limiting Aegerion’s ability to conduct its business as currently conducted and as planned to be conducted. Additionally, the DOJ and the SEC each likely will outline their views of the factual background in connection with any final settlement.  The government’s recitation of their assessment of the background could lead to additional legal claims or investigations by state government entities or private parties and may have adverse effects on Aegerion’s existing class action litigation, commercial operations and contracts.  For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Quarterly Report on Form 10-Q filed on November 4, 2016, QLT’s Annual Report on Form 10-K filed on February 25, 2016 (and amended on April 29, 2016) and Quarterly Report on Form 10-Q filed on November 1, 2016 and each company’s other public filings with the SEC, available on the SEC’s website at http://www.sec.gov. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise, except as required by law.

Investors and others should note that we communicate with our investors and the public using our company websites, www.aegerion.com and www.qltinc.com, including, but not limited to, company disclosures, investor presentations and FAQs, SEC filings, press releases, public conference calls transcripts and webcast transcripts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.